Exhibit 99.2

Arcadia Biosciences, Inc.

Consolidated Balance Sheets

(Unaudited)

(In thousands, except share data)

	As of December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$20,644	$28,685
Accounts receivable and other receivables, net of allowance for doubtful accounts of $3 and $76 as of December 31, 2022 and 2021, respectively	1,287	1,370
Inventories, net — current	2,571	4,433
Assets held for sale	87	—
Prepaid expenses and other current assets	809	900
Total current assets	25,398	35,388
Property and equipment, net	704	2,291
Right of use assets	1,848	3,081
Inventories, net — noncurrent	767	2,494
Intangible assets, net	40	484
Other noncurrent assets	165	180
Total assets	$28,922	$43,918
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$2,881	$3,638
Amounts due to related parties	48	64
Operating lease liability — current	1,010	1,074
Other current liabilities	270	264
Total current liabilities	4,209	5,040
Operating lease liability — noncurrent	1,007	2,220
Common stock warrant and option liabilities	806	3,392
Other noncurrent liabilities	2,000	2,070
Total liabilities	8,022	12,722
Stockholders’ equity:
Common stock, $0.001 par value—150,000,000 shares authorized as of December 31, 2022 and December 31, 2021; 616,079 and 554,609 shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively.	65	63
Additional paid-in capital	278,827	257,515
Accumulated deficit	(257,859)	(226,485)
Total Arcadia Biosciences stockholders’ equity	21,033	31,093
Non-controlling interest	(133)	103
Total stockholders' equity	20,900	31,196
Total liabilities and stockholders’ equity	$28,922	$43,918

Arcadia Biosciences, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(In thousands, except share data and per share data)

	Year Ended December 31,
	2022	2021
Revenues:
Product	$8,960	$6,587
License	879	17
Royalty	117	—
Total revenues	9,956	6,604
Operating expenses (income):
Cost of revenues	9,802	8,708
Research and development	1,509	3,889
(Gain) on sale of Verdeca	(1,138)	0
Loss on sale of Arcadia Spain	—	497
Impairment of intangible assets	404	3,302
Impairment of goodwill	—	1,648
Change in fair value of contingent consideration	(70)	(210)
(Gain) on sale of property and equipment	(314)	—
Impairment of property and equipment, net	530	1,534
Selling, general and administrative	18,048	22,938
Total operating expenses	28,771	42,306
Loss from operations	(18,815)	(35,526)
Interest income (expense)	289	(20)
Other income, net	33	10,114
Change in fair value of common stock warrant and option liabilities	3,209	8,946
Gain on extinguishment of PPP loan	—	1,123
Issuance and offering costs	(314)	(769)
Net loss before income taxes	(15,598)	(16,132)
Income tax (provision)	(14)	(2)
Net loss	(15,612)	(16,134)
Net loss attributable to non-controlling interest	(236)	(1,474)
Net loss attributable to common stockholders	$(15,376)	$(14,660)
Net loss per share attributable to common stockholders:
Basic and diluted	$(25.65)	$(27.56)
Weighted-average number of shares used in per share calculations:
Basic and diluted	599,389	532,016
Other comprehensive loss	—	—
Comprehensive loss attributable to common stockholders	$(15,376)	$(14,660)

Arcadia Biosciences, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Year Ended December 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(15,612)	$(16,134)
Adjustments to reconcile net loss to cash used in operating activities:
Change in fair value of common stock warrant and option liabilities	(3,209)	(8,946)
Change in fair value of contingent consideration	(70)	(210)
Issuance and offering costs	314	769
Depreciation	439	929
Amortization of intangible assets	40	116
Lease amortization	884	1,276
Impairment of intangible assets	404	3,302
Impairment of goodwill	0	1,648
(Gain) Loss on disposal of equipment	(314)	23
Loss on disposal of intangible assets	0	222
Stock-based compensation	1,106	1,541
Bad debt expense	60	76
Gain on sale of Verdeca	(1,138)	—
Realized gain on corporate securities	—	(10,221)
Write-down of inventories	2,471	3,593
Gain on extinguishment of PPP loan	—	(1,123)
Impairment of property and equipment	530	1,534
Changes in operating assets and liabilities:
Accounts receivable and other receivables	592	(40)
Inventories	1,118	(2,383)
Prepaid expenses and other current assets	91	56
Other noncurrent assets	16	(158)
Accounts payable and accrued expenses	(757)	(372)
Amounts due to related parties	(16)	(16)
Unearned revenue	0	(8)
Other current liabilities	6	1
Operating lease payments	(932)	(1,343)
Net cash used in operating activities	(13,977)	(25,868)
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of property and equipment	920	19
Proceeds from sale of Verdeca — earn-out received	569	—
Purchases of property and equipment	(72)	(1,007)
Acquisitions, net of cash acquired	—	(4,250)
Proceeds from sales and maturities of investments	—	21,846
Net cash provided by investing activities	1,417	16,608
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock, pre-funded warrants and preferred investment options from August 2022 Offering	5,000	—
Payments of offering costs relating to August 2022 Offering	(488)	—
Proceeds from issuance of common stock and warrants from January 2021 PIPE securities purchase agreement	—	25,147
Payments of offering costs relating to January 2021 PIPE securities purchase agreement	—	(1,912)
Principal payments on notes payable	—	(2,146)
Proceeds from exercise of warrants	—	22
Proceeds from exercise of stock options and purchases through ESPP	7	39
Capital contributions received from non-controlling interest	—	750
Net cash provided by financing activities	4,519	21,900
Effects of foreign currency translation on cash and cash equivalents	—	2
Net increase (decrease) in cash and cash equivalents	(8,041)	12,642
Cash and cash equivalents — beginning of period	28,685	16,043
Cash and cash equivalents — end of period	$20,644	$28,685

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$1	$25
Cash paid for taxes	$—	$1
NONCASH TRANSACTIONS:
Fair value of shares of common stock issued at closing of Arcadia Wellness transaction	$—	$2,053
Common stock warrant liabilities reclassified to equity upon adoption of ASU 2020-06	$3,392	$—
Common stock options issued to placement agent and included in offering costs related to August 2022 RDO securities purchase agreement	$191	$—
Common stock warrants issued to placement agent and included in offering costs related to January 2021 PIPE securities purchase agreement	$—	$942
Right of use assets obtained in exchange for new operating lease liabilities	$114	$1,664
Proceeds from sale of property and equipment in accounts receivable and other receivables	$19	$—
Proceeds from sale of Verdeca in accounts receivable and other receivables	$569	$—

# # #